Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-203755) pertaining to the 2015 Omnibus Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-143397) pertaining to the 2007 Outside Director Incentive Plan,
(3)Registration Statements (Form S-8 No. 333-191964, No. 333-127341, and No. 333-158903) pertaining to the 2005 Omnibus Incentive Plan,
(4) Registration Statements (Form S-8 No. 333-157236, No. 33-37500, and No. 333-108321) pertaining to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates,
(5)Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, and
(6)Registration Statement (Form S-3 No. 333-244971) of Cullen/Frost Bankers, Inc.;
of our reports dated February 4, 2022, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. and the effectiveness of internal control over financial reporting of Cullen/Frost Bankers, Inc. included in this Annual Report (Form 10-K) of Cullen/Frost Bankers, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Antonio, Texas
February 4, 2022